UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 15, 2009

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of A Director and Appointment of A New Director

On July 10, 2009, Mr. Feng Bai resigned from the position of director of China Shen Zhou Mining & Resources, Inc. (the “Company”). Mr. Bai did not have any disagreements with the Company prior to his resignation.

On July 10, 2009, Mr. Konman Wong was appointed the director of the Company. Mr. Wong is a CPA in both U.S. and Hong Kong and has extensive experience in direct investment, fund raising, financial management, auditing and forming strategic alliances. From April 2000 to present, he served as the managing director of Fortune Capital Group Ltd. Fortune Capital Group provides venture capital and investment fund services to enterprises.  Mr. Wong  graduated in December 1989 from the University of Hawaii at Manoa in the United States with a bachelor’s degree in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: July 15, 2009	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer